FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102

G. M. FULLER (1920-1999)                                 TELEPHONE 405-235-2575
JERRY TUBB                                               FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES

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OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                                 April 24, 2002

Ms. Suzanne Peterson
424 NW 21 Street
Oklahoma City, OK   73103

Dear Ms. Peterson:

               Re: SuperCorp Inc. and Engineering and Materials Technology Corporation merger-spinoff

         I earlier advised you of a proposed merger-spinoff transaction pursuant to an agreement that SuperCorp has entered into with Engineering & Materials Technology Corporation, an Oklahoma corporation that provides an array of engineering and consulting services related to equipment failure analysis, accident investigation, and quality-control assurance testing and monitoring.

         We shall soon be filing the necessary registration statements with the Securities and Exchange Commission.

         There is a requirement that I must address at this time. It concerns the possibility - which is not the probability - that the interest owners of Engineering and Materials Technology Corporation should vote to disapprove the
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merger-spinoff proposal.

         I enclose several pages of the present draft of the registration statements being prepared for filing with the Securities and Exchange Commission. You will see a section entitled "Consequences Should the Merger Not Occur." Described in this section is a rather complex arrangement which is required by Rule 419 of the Securities and Exchange Commission. Such rule relates to companies known as "blank check companies." While the company created by SuperCorp (referred to in the enclosed draft as "the Company") is not a classic "blank check company" as envisioned by the Securities and Exchange Commission, I do believe that the

Suzanne Peterson                      2                          April 24, 2002


Company, prior to the merger, falls under the requirements of Rule 419. Accordingly, it will be necessary to comply with such rule, and the rule requires that if the Company does not acquire a business or assets that would constitute a business within eighteen months after the registration statement becomes effective, the shares of stock of the Company are not to be let loose into the public market. I believe that a satisfactory way of complying with the rule is to have the holders of the majority of the Company's common stock agree at this time that they will vote to dissolve the Company (remember: the Company is not SuperCorp but a company created by SuperCorp) if no merger or business acquisition occurs within eighteen months after the effective date of the registration statement.

         I believe that the enclosed materials explain this matter. A letter identical to this letter is being sent to persons whose shareholdings of SuperCorp aggregate more than 50 percent of its outstanding shares and who will receive more than 50 percent of the shares of the Company whose shares are being spun off.

         I ask that you and each of such persons execute where indicated below a copy of this letter and return it to me, indicating thereby that, should the proposed merger between Engineering and Materials Technology Corporation and EMTC International, Inc. not be effected, and should EMTC International, Inc. not acquire a business or assets that would constitute a business within eighteen months after the effective date of the registration statement to be filed with the Securities and Exchange Commission, you will vote to cause a dissolution of EMTC International, Inc. or comply with any similar alternative requirement that might be proposed by the Securities and Exchange Commission to effect compliance with its Rule 419.

         I appreciate your cooperation. Should you not agree to the matters set forth herein, it is likely that the transaction with Engineering and Materials Technology Corporation will have to be abandoned.

                                   Sincerely,

                                   /s/ Thomas J. Kenan

                                   Thomas J. Kenan

Enclosures

         The undersigned agrees to the matters set forth in the above letter.


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Suzanne Peterson